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                                                                       EXHIBIT 5

                               [SIDLEY & AUSTIN]

                                 July 30, 1997

United States Cellular Corporation
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631

         Re: $400,000,000 Principal Amount of Debt Securities

Ladies and Gentlemen:

    We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by United States Cellular Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shelf registration of $400,000,000 principal amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be
issued under an Indenture to be dated as of August   , 1997 between the Company
and The First National Bank of Chicago, as trustee (the "Trustee").

    We are familiar with the proceedings to date with respect to the proposed issuance and sale of the Debt Securities and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

    Based on the foregoing, we are of the opinion that:

    1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

    2. The Company has corporate power and authority to execute and deliver the Indenture and to authorize and sell the Debt Securities.

    3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when
(i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed (or transmitted for filing) with the SEC pursuant to Rule 424 under the Securities Act; (iii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture; and (iv) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

    For the purposes of this opinion, we have assumed that there will be no changes in the laws currently applicable to the Company and that such laws will be the only laws applicable to the Company.

    We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to sales of the Debt Securities.
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    This opinion is limited to the Securities Act, the laws of the State of
Illinois and the Delaware General Corporation Law.

    The Company is controlled by Telephone and Data Systems, Inc. ("TDS") and TDS is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS and certain subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS and certain subsidiaries of TDS, Stephen P. Fitzell, the Secretary of the Company and certain other subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of the Company and certain other subsidiaries of TDS, are partners of this Firm.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.

                                          Very truly yours,
                                          /s/ SIDLEY & AUSTIN